UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) September 2, 2021

NEVADA CANYON GOLD CORP.

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55600	46-5152859
(State or other jurisdiction of incorporation)	(Commission File number)	(IRS Employer Identification No.)

316 California Ave., Suite 543, Reno, NV 89509

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code (888) 909-5548

(Former name or former address, if changed since last report.)

Copies to:

Janus Capital Law Group

Attn.: Deron Colby, Esq.

22 Executive Park, Suite 250

Irvine, California 92614

Phone: (949) 633-8965

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	NGLD	OTC Markets (Pinks)

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER A OFF BALANCE SHEET ARRANGEMENT OF A REGISTRANT

On September 2, 2021, Nevada Canyon Gold Corp., a Nevada corporation (the “Company”, or the “Borrower”), began selling up to One Million Dollars ($1,000,000) worth of convertible promissory notes (each, a “Note”, and collectively, the “Notes”) due twelve (12) months after issuance (the “Maturity Date”) to accredited investors only (the “Holders”). The Notes will accrue interest at a rate of 15% per annum. At the option of the Holder, the Borrower may either (i) pay the interest quarterly in arrears, or (ii) allow the interest to accrue until the Maturity Date. In addition, at the Borrower’s sole discretion, the Borrower may either (i) repay the principal amount of the Notes on the Maturity Date, or (ii) commencing 1 month from the issue date, the Borrower may repay 1/12 of the outstanding principal amount of the Notes in any given month until the Maturity Date. One hundred eighty (180) days following the date of funding and thereafter, the Notes shall be convertible into common stock of the Company (the “Common Stock”). The Notes shall be convertible at the option of the Holder(s) into Shares of common stock of the Company (the “Shares”) at a conversion price equal to the lesser of (i) $0.375 per Share, or (ii) a 25% discount to the price per Share in a Qualified Public Offering. The term “Qualified Public Offering” shall mean a debt or equity offering that occurs subsequent to the sale of the Notes in an aggregate amount of $5,000,000 that results in gross offering proceeds to the Company of at least Five Million Dollars ($5,000,000). The Holder(s) will be limited to converting to a number of Shares of Common Stock that shall not exceed 4.99% of the issued and outstanding Shares of the Company at time of conversion at any one time. The foregoing summary of terms is being made subject, at all times, to the terms and conditions of the Convertible Note and Subscription Agreement attached hereto as Exhibits 10.08, 10.09, which are incorporated herein by this reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information provided in Item 2.03 is incorporated herein by reference.

The Notes are being sold to accredited investors pursuant to an exemption from registration, specifically Section 4(a)(2) of the Securities Act of 1933, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description

10.08	Convertible Note Agreement

10.09	Subscription Agreement

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA CANYON GOLD CORP.

By:	/s/ Jeffrey Cocks
Jeffrey Cocks
President and Chief Executive Officer

Date: September 13, 2021